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                                                                    EXHIBIT 23.3


To the Board of Directors of Micro-Media Solutions, Inc., a Utah corporation:

     We consent to use of our name under the heading Legal Matters in the Registration Statement on Form SB-2 for the above named company.

                                        Vial, Hamilton, Koch & Knox, L.L.P.

Dallas, Texas
July 27, 1998